Exhibit 99(c)

                  DATA PROCESSING SERVICE AND
                    CLEARING AGENCY AGREEMENT


     This Agreement is made this 2nd day of November, 1995, between United National Bank (hereinafter the "Bank"), having its principal place of business at 1130 Route 22 East, Bridgewater, New Jersey 08807-0010, and HUB Financial Services, Inc. (hereinafter "HFSI"), having its principal place of business at 1000 MacArthur Blvd., Mahwah, New Jersey 07430.

     WHEREAS, the Bank is a national bank, and desires to obtain data processing and check-clearing services, and,

     WHEREAS, HFSI is a New Jersey corporation capable of providing the desired services,

     NOW THEREFORE, it is hereby agreed:

I.  SCOPE OF SERVICES

     A)  DATA PROCESSING

          1. HFSI agrees to provide overnight data processing services on the D-3000 system for all deposit accounts, loan records, mortgage records, general ledger accounts, standard collection screens, and CIF.

          All work will be processed in the order in which it is received on a first-come, first-serve basis. The services to be provided shall include:

          * Encoding of foreign items to be included in the outgoing cash letter.

          *    Updating of individual account records.

          * Computer imaging of all items processed to be retained on behalf of the Bank for the time period required by state and federal regulation.

          * Production of daily reports to be delivered to the Bank not later than 10:00 a.m. on each day except
               Saturday, Sunday, or a legal holiday.

          * Access to account information via CRTs, with cost of CRTs to be borne by the Bank.

          *    Interface to D-3000 general ledger.

          * Other reports to be generated for each record type on a mutually-agreed basis.

          * Periodic statements to be generated for each account requiring a statement.

          *    Calculate interest.

          *    Tax year IRS reporting.

          2.   The Bank agrees to deliver all work to HFSI's Data
     Processing Center located at 1000 MacArthur Blvd., Mahwah,
     New Jersey, periodically throughout each work day in the following manner:

          * To the maximum extent practical, in batches not to exceed 100 items, unless a single deposit exceeds
               100 items.

          * In accordance with instructions received from HFSI.

     B)   CHECK CLEARING

          1. HFSI agrees to act as an agent and attorney-in-fact for the Bank and provide inclearing and outgoing services:

          * Endorse all items as Bank of First Deposit in the name of the Bank.

          *    Batch and prepare daily cash letters.

          *    Present all checks for clearing through East
               Rutherford Operations Center ("EROC") of Federal
               Reserve Bank, or other expedited method.

          * Notify depository banks of outgoing returns over $2,500, expeditiously in accordance with
               Regulation CC.

          * Receive from the Bank notification of returns received by the Bank and follow instructions of the Bank with regard to such returns.

          * Notify bank of first deposit promptly of all outgoing return items over $2,500.

          * Handle all return items in accordance with instructions from the Bank.

          * Comply with Regulation CC for timeliness of check processing.

          *    Exception item processing as instructed by Bank.

          * Process electronic funds transfers as requested pursuant to the Bank's instructions.

          * Produce imaged items for each checking account statement.

          *    Provide Imaged statements.

          2. The Bank hereby appoints HFSI as its agent and attorney-in-fact for purposes of performing check clearing functions, and agrees with HFSI to:

          * Deliver as soon as possible all daily work to HFSI's Transit Area and in any event not later than 6:30 p.m. local time on each work day.

          * Notify HFSI of any changes in the Bank's policy on Funds Availability.

          * Give timely instruction to HFSI with regard to return items, such instruction shall not be later than 12:00 Noon of the day in which the item must be processed.

          * The Bank shall be responsible for promptly reviewing reports on unapplied items and research them for prompt disposition by the Bank.

     C) Other Reports and Services may be provided as mutually agreed.

II.  PROGRAMMING CHANGES

     "Custom" programming services will not be provided by HFSI, other than custom changes already utilized by the Bank or future custom changes agreed to by HFSI. The Bank represents that it has reviewed the programs to be provided by HFSI and has determined them to be sufficient for the Bank's purposes.

     The Bank may revise the products and services offered, the method of operations and documentation used. HFSI will use "best efforts" to make enhancements necessary to comply promptly within existing program parameters.

     HFSI will use its best efforts (i) to comply with mandatory Federal and New Jersey law and regulations and (ii) make required enhancements or program changes in a timely manner to conform to Federal or state law or regulation, at no cost to the Bank.

III. FEES

     A) Conversion Fees. The Bank agrees to pay HFSI a conversion fee of $0. This conversion fee shall include the cost of conversion consultants and the cost of converting existing records to HFSI's data processing system.

     B) Data Processing Fees. The Bank agrees to pay for the services hereunder in accordance with the fees on Schedule "A" attached hereto and any changes which may be made to Schedule A and are in effect from time to time.

          HFSI shall have the right to change the fees charged on Schedule A at any time with the prior written consent of the Bank and shall have the right to change the fees charged on Schedule A at least once each calendar year without the consent of the Bank. HFSI agrees to notify the Bank of any fee changes at least 30 days prior to the effective date of the change, unless the changes shall be as mutually agreed in writing. Any change in Schedule A shall be applied to both Hudson United Bank and United National Bank.

     C)   Other Costs To Be Paid By the Bank

          1. The Bank agrees to pay for the cost of CRT's, modems, printers, telephone line charges, ATM's, data lines, and any other cost associated with direct access to computer records.

          2. The Bank agrees to pay for any envelopes, forms or other stationery items to be specifically imprinted to identify the Bank. Such items shall be ordered by HFSI.

          3. HFSI agrees to mail all customer statements, correspondence and reports, but the Bank shall pay the cost of postage.

          4. Micro fiche will be provided to the Bank, and the Bank agrees to pay all costs incurred in processing the micro fiche.

          5. The Bank agrees to pay for transportation, delivery or mailing of reports, records and other materials provided under this Agreement.

     D) Costs To Be Borne By HFSI. HFSI shall provide, at no additional cost, any stock paper, IRS forms, or other stationery items not identifying the Bank specifically.

IV.  CONFIDENTIALITY OF DATA

     Both parties acknowledge that in connection with the performing of its duties hereunder, it may be provided with, or have access to, written information and data which is proprietary to the other. Both parties agree to keep all such information and data confidential, and shall not disclose anything, in whole or in part, to any third party without the other party's prior written consent, except, however, that HFSI may disclose materials to a third party who is assisting HFSI with computer programs or other work to be conducted under this Agreement, provided HFSI takes reasonable steps to protect the confidentiality of such data and information.

V.   DUTY OF CARE

     HFSI shall perform all services hereunder as it would for its own accounts. Any failures by the Bank or HFSI to perform on time will be reviewed periodically by the parties.

VI.  TERM

     This Agreement shall remain in full force and effect for a period of five years from the date hereof (the "Term"). The Term shall be automatically extended for an additional one year, each year on the anniversary date hereof (so that the Term always remains five years in length from the annual anniversary date) unless written notification by either party to the other of its intent not to renew, is given prior to the anniversary date.

     This Agreement may be terminated upon the mutual written consent of the parties.

     Upon termination in accordance with the terms of this Agreement, HFSI agrees to cooperate with the Bank in delivering records in accordance with the Bank's instructions. HFSI shall not be responsible for conversion of records to any other format, nor shall HFSI be responsible for the creation of new records not normally produced for the Bank.

VII. EARLY TERMINATION; BREACH

     A) During the Term of this Agreement, HFSI shall be the exclusive data processing agent for the Bank for the work set forth in Section I(A)1 of this Agreement.

     B) Notwithstanding the provisions hereof regarding the Term, the Bank may terminate this Agreement prior to the end of Term upon compliance with the following provisions:

               (i) Prior to a Change of Control of the parent company of the Bank (as the term Change of Control is defined in the Stock Purchase and Stockholders Agreement among HFSI, HUBCO, Inc., Hudson United Bank, United National Bancorp and United National Bank (the "Stock Purchase Agreement")), the Bank may terminate this Agreement on and after December 31, 1997 if (i) after December 31, 1997 the Bank gives HFSI 12 months prior written notice of the termination date, and (ii) within three months of giving a termination notice, the Bank agrees to pay and on the termination date does pay to HFSI a termination fee equal to the average fees paid (or payable, if not paid) by the Bank during the six calendar months preceding the notice of termination, and (iii) the parent company of the Bank offers to sell (with a closing date on or before the termination date) the shares of HFSI owned by it in accordance with Section 7.04 of the Stock Purchase Agreement.

               (ii) After a Change of Control of the parent company of the Bank (as the term Change of Control is defined in the Stock Purchase Agreement), the Bank may terminate this Agreement at any time if (i) the Bank gives HFSI 12 months prior written notice of the termination date, (ii) within three months of giving a termination notice, the Bank agrees in writing to pay and on the termination date does pay to HFSI a termination fee equal to six times the average monthly fees paid (or payable, if not paid) by the Bank to HFSI for servicing by HFSI hereunder during the six calendar months preceding the notice of termination, and (iii) the parent company of the Bank offers to sell (with a closing date on or before the termination date) the shares of HFSI owned by it in accordance with Section
          7.04 of the Stock Purchase Agreement.

     C) After a Change of Control, the Bank may terminate this Agreement only due to a material and persistent failure to perform by HFSI, which conduct represents a gross departure from the prior performance of HFSI hereunder, after prior written notice of the failure to HFSI and a reasonable opportunity for HFSI to cure such failure and then only if the failure was not caused by the Bank or its parent or any change in their conduct or needs. Prior to a Change of Control, the Bank may terminate this Agreement only due to a material and persistent failure to perform by HFSI after prior written notice of the failure to HFSI and a reasonable opportunity for HFSI to cure such failure. If this Agreement is terminated by the Bank, or breached by the Bank so as to constitute a termination prior to the end of Term, except in accordance with the express provisions of paragraphs (B) or (C) of Article VII, then the Bank shall be obligated to pay HFSI (i) all of the fees it would have paid to HFSI during the remainder of the Term (using as a measure thereof, the average monthly fees paid by the Bank through the termination date or date of breach) plus (ii) all of the costs and expenses of HFSI in recovering such amounts, including but not limited to, the legal fees and expenses incurred by HFSI in seeking advice about and bringing any legal action to enforce HFSI's rights hereunder.

VIII.  INDEPENDENT CONTRACTOR

     It is specifically agreed by the parties that the relationship of HFSI to the Bank is that of an Independent
Contractor.

IX.  NON-ASSIGNABILITY

     This Agreement may not be assigned without the prior written consent of the other party; provided, however, that a merger or consolidation of the Bank shall not be deemed a transfer.

X.   FORCE MAJEURE

     Neither party shall be responsible for delays or failure in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, Acts of God, strikes, lockouts, riots, Acts of War, governmental regulation, fire, earthquakes, or other disasters.

XI.  HOURS OF OPERATION

     HFSI will operate its data center for processing of work during the following hours:

          Continuous: 7:00 a.m.  Monday to 8:00 a.m. Saturday

          Other time, including holidays: On call by beeper for emergency purposes.

     HFSI reserves the right to close the center on legal holidays.

XII.  NOTICES

     Any notices required hereunder shall be sent by certified mail, return receipt requested, and shall be sent to the following addresses until either party notifies the other, in writing, of a Change in Notice address:

          If to the Bank:
          United National Bank
          1130 Route 22 East
          Bridgewater, New Jersey 08807-0010
          Attn: Chief Accounting Officer

          If to HFSI:

          HUB Financial Services, Inc.
          1000 MacArthur Blvd.
          Mahwah, New Jersey 07430
          Attention:  President

XIII.  ENTIRE AGREEMENT

     This Agreement and the attachments hereto constitute the complete terms and conditions between the Bank and HFSI covering performance hereunder.

     Any modifications, supplements or terminations may be made only by a written instrument executed by both parties.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the United States of America, as applicable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

ATTEST:                       UNITED NATIONAL BANK

/s/ RALPH L. STRAW, JR.       By: /s/ DONALD W. MALWITZ
--------------------------        -----------------------------
                                  Donald W. Malwitz
                                  Executive Vice President


ATTEST:                       HUB FINANCIAL SERVICES, INC.

/s/ THOMAS R. NELSON          By: /s/ D. LYNN VAN BORKULO-NUZZO
--------------------------        -----------------------------
Thomas R. Nelson                  D. Lynn Van Borkulo-Nuzzo
                                  Secretary